UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 21, 2024, Onity Group Inc. (“Onity” or the “Company”) announced the following preliminary estimated financial results for the third quarter ended September 30, 2024:

(in millions, except EPS) Estimated financial results	3rd Quarter 2024 – Estimate		2nd Quarter 2024
Net income		$21.4	$10.5
Diluted EPS		$2.65	$1.33
Adjusted pre-tax income (non-GAAP)		$35.3	$31.7
Total origination funded volume (UPB)	~$	8,500	$7,000
Consumer Direct funded volume (UPB)	~$	240	$158

An increase in recapture volume during the third quarter 2024 resulted in a $3.6 million increase in adjusted pre-tax income compared to the second quarter 2024.

MSR valuation adjustments due to changes in interest rates and other assumptions, net of hedging activities, were improved for the third quarter 2024 relative to the second quarter 2024 with a net favorable impact to earnings. The Company’s MSR hedge coverage ratio for the quarter remained within the Company’s target range of 90-110%. As a result of the decline in interest rates that occurred in the third quarter of 2024 (10-year Treasury declined by 62 bps and mortgage rates declined by 91 bps, in each case compared to the second quarter of 2024), the Company’s hedging gains largely offset fair value losses in its MSR portfolio.

Note Regarding Non-GAAP Financial Measures

This Item 2.02 contains references to adjusted pre-tax income, which is a non-GAAP financial measure. The Company believes this non-GAAP financial measure provides a useful supplement to discussions and analysis of Onity’s financial condition because it is a measure that management uses to assess the financial performance of its operations and allocate resources. However, this measure should not be analyzed in isolation or as a substitute to analysis of the Company’s GAAP pre-tax income (loss) nor a substitute for cash flows from operations. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently and, as a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments Onity makes to GAAP pre-tax income (loss).

The following table reconciles net income to adjusted pre-tax income based on the preliminary estimated financial results for the quarter ended September 30, 2024:

	(Dollars in millions)	3rd Quarter 2024 – Estimate	2nd Quarter 2024
I	Estimated Net Income	21	11
	A. Income tax benefit (expense)	(6)	(3)
II	Reported Pre-Tax Income (Loss) [I – A]	28	14
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)	(1)	(13)
	Reverse mortgage fair value changes due to rates and assumption changes (b)(c)	6	(3)
III	Total MSR Valuation Adjustments due to rates and assumption changes, net	4	(16)
	Significant legal and regulatory settlement expenses	(6)	2
	Severance and retention (d)	—	(1)
	LTIP stock price changes (e)	(1)	1
	Other expense notables (f)	(1)	(1)
	B. Total Expense Notables	(8)	1
	C. Other Income Statement Notables (g)	(4)	(3)
IV	Total Other Notables [B + C]	(12)	(2)
V	Total Notables (h) [III + IV]	(8)	(18)
VI	Estimated Adjusted Pre-Tax Income (Loss) [II – V]	35	32

a)	MSR Valuation Adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedges, including fair value changes of pledged MSR liabilities associated with MSRs transferred to MSR Asset Vehicle LLC (MAV), Rithm Capital Corp. (RITM) and others and excess servicing strip (ESS) financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustment, net.

b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert.

c)	Fair value changes of loans held for investment and HMBS-related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net.

d)	Severance and retention expense due to organizational rightsizing or reorganization.

e)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

f)	Includes costs associated with, but not limited to, our corporate rebranding in June 2024 and other strategic initiatives.

g)	Contains non-routine transactions, including, but not limited, to gain on debt extinguishment and fair value assumption changes on other investments recorded in other income/expense.

h)	Certain previously presented notable categories with nil numbers or amounts rounding to zero have been omitted.

The preliminary estimated financial results for the third quarter 2024 set forth above are based on currently available information and reflect the Company’s current estimates and assessments. The Company has not completed its third quarter financial closing procedures and controls and governance procedures, and our independent registered public accounting firm has not performed any audit, review or set of procedures with respect to the above preliminary estimated financial results. As a result, actual reported results may differ materially from the preliminary results presented above as a result of the completion of our financial closing procedures and controls or any adjustments that may result from the completion of our review of our consolidated financial statements. These preliminary estimated financial results should not be viewed as a substitute for our full interim financial statements prepared in accordance with GAAP. Accordingly, you should not place undue reliance on these preliminary estimated financial results.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Unregistered Offering of Senior Notes

On October 21, 2024, Onity issued a press release announcing that one of its subsidiaries plans to offer $475,000,000 aggregate principal amount of its senior notes, subject to market and other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PHH Mortgage Corporation Issues Notice of Conditional Full Redemption for its 7.875% Senior Secured Notes due 2026

On October 21, 2024, PHH Mortgage Corporation, a wholly-owned subsidiary of Onity (“PMC”), issued a notice to the holders of its outstanding 7.875% Senior Secured Notes due 2026 (the “PMC Notes”) that it will redeem all of the outstanding PMC Notes (the “Redemption”) on November 20, 2024 (such date, as it may be delayed, the “Redemption Date”) at a redemption price equal to 101.969% of the principal amount of the PMC Notes, plus accrued and unpaid interest thereon from September 15, 2024 (the most recent interest payment date) to, but not including, the Redemption Date (the “Redemption Price”). The obligation of PMC to redeem the PMC Notes is subject to (i) the completion of a debt financing by affiliates of PMC that will provide funds sufficient to pay the Redemption Price in full for all PMC Notes and (ii) the release and delivery of such funds from escrow to PMC’s parent, PHH Corporation, on or prior to the Redemption Date (the conditions described in clauses (i) and (ii), collectively, the “Financing Condition”). The Redemption Date may be delayed until the Financing Condition is satisfied or waived by PMC in its sole discretion. If the Financing Condition is not satisfied or waived by PMC in its sole discretion, PMC may elect to rescind the notice of redemption and terminate the Redemption.

Nothing in this Item 8.01 constitutes a notice of redemption or any offer to purchase or solicitation of an offer to sell any of the outstanding PMC Notes. The Redemption will be made solely pursuant to the separate redemption notice that PMC has issued under the indenture governing the PMC Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Onity Group Inc. dated October 21, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: October 21, 2024	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer